EXHIBIT 23.5

[ANCHIN, BLOCK & ANCHIN LLP LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form S-4 of our report dated August 28, 2000 of iTRACT, LLC for the period May 12, 1999 (inception) to June 30, 1999, for the year ended June 30, 2000 and for the period May 12, 1999 (inception) to June 30, 2000 and to the reference to our firm under the caption "Experts" in the Prospectus.

                                                  /s/ ANCHIN, BLOCK & ANCHIN LLP

                                                      ANCHIN, BLOCK & ANCHIN LLP

November 14, 2000